BOARD OF DIRECTORS RESOLUTION APPROVING THE FOUNDER EQUITY COMPENSATION PLAN

GENIUS GROUP LIMITED

RECITALS:

WHEREAS Roger James Hamilton, henceforth referred to as "RJH" or "the founder", is a key person and the founder of Genius Group Ltd (henceforth also referred to as the "Company" or "Genius Group"), has made significant contributions to the company's inception and growth.

WHEREAS RJH's shares in Genius Group have been diluted from an initial 40% to 12% due to a debt deal with financiers, and this stake has been further reduced to 6% by his decision to sell a portion of his shares to finance the company's operations.

WHEREAS the CEO Equity Compensation Plan (henceforth also referred to as the "Plan") is devised so that RJH has the opportunity to earn his way back to a 20% shareholding in Genius Group Ltd, on the basis of achieving a market capitalization for Genius Group of at least $1 Billion within ten years.

WHEREAS the Board of Directors believes that aligning RJH's recovery of his shareholding with the long-term interests of the shareholders through this compensation plan is in the best interest of Genius Group Ltd.

NOW, THEREFORE, BE IT RESOLVED, that the CEO Equity Compensation Plan, detailed as follows, is hereby approved and adopted:

DATED: 16 October 2023

APPROVED AND ADOPTED by the Board of Directors of Genius Group Limited on 16 October 2023.

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GENIUS GROUP FOUNDER EQUITY COMPENSATION PLAN

Grants. Over the period of 10 years, starting from December 31, 2023 and ending on December 31, 2033, 10 tranches of Restricted Share are awarded to RJH based on the terms of this plan.

Vesting of Grants. The Restricted Share for each of the 10 tranches will be awarded in the month after each of the market capitalization goals in the table below are achieved, based on the average market capitalization over a 20 day trading period, together with achieving an additional one operational goal from any row of the Revenue goals column or Adjusted EBITDA goals column in the table below.

Tranche	Percentage of shares granted as a % of issued and outstanding	Market Capitalization*	Share Price**		Revenue	Adjusted EBITDA
1	5%	$100 million	$1.38		$25 million	$1 million
2	3%	$200 million	$2.78		$50 million	$2 million
3	2%	$300 million	$4.16		$75 million	$4 million
4	2%	$400 million	$5.56		$100 million	$6 million
5	2%	$500 million	$7.64		$150 million	$8 million
6	2%	$600 million	$8.33		$200 million	$10 million
7	1%	$700 million	$9.72		$250 million	$12 million
8	1%	$800 million	$11.11		$300 million	$15 million
9	1%	$900 million	$12.50		$400 million	$20 million
10	1%	$1 billion	$13.89		$500 million	$25 million

***All amounts in $US**
**** Share price are for example only, based on market capitalization divided by current shares issued, prior to any additional acquisition or funding activity.**

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Eligibility and Termination of Employment. In the absence of a Change in Control, this compensation plan remains in effect for as long as RJH is employed by Genius Group and a member of its board of directors.

If RJH voluntarily resigns from Genius Group or a successor company or is terminated for Cause or dies, all shares from unearned tranches are forfeited.

Merger or Acquisition resulting in a Change in Control. In the event of a Change in Control all future Tranches will be granted and awarded. The Plan will then terminate.

Plan Interpretation, Modification and Administration. The Board of Directors of Genius Group or designees have the full discretion to implement and administer the provisions of this Plan. Once passed, any changes to this plan requires the consent of RJH.

PLAN DEFINITIONS TO FOLLOW

DEFINITIONS

"For Cause". For cause shall be determined by the Company and shall mean:

1. Conviction for Criminal Offense:
   If "RJH" is found guilty or convicted of a criminal offense under the laws of United States of America, that directly impacts his ability to fulfill his obligations under this contract, the compensation plan will be terminated and future tranches will not be granted.

2. Conviction for Fraud:
   In addition to the provision above, this compensation plan may also be terminated for cause if the "RJH" is found guilty or convicted for fraud whether or not it directly affects his performance under this contract.

3. 3. Misconduct:
   Furthermore, this contract may be terminated for cause if "RJH" engages in gross misconduct, including but not limited to workplace violence, harassment or dishonesty.

"Change in Control" means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

1. any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (4) below; or
2. the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

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3. there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

4. the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof. Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term "Person" shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Signed by:

Richard Berman – Director	Suraj Naik – Director	Anna Gong – Director
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